[LETTERHEAD OF DELOITTE & TOUCHE LLP]



                         Consent of Independent Auditors

To the Board of Directors
NCRIC Group, Inc.
Washington, D.C.

         We consent to the incorporation by reference in the Registration Statement No. 333-93619 on Form S-8 of our report dated February 5, 2001, appearing in this Annual Report on Form 10-K of NCRIC Group, Inc. for the year ended December 31, 2000.





/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Mc Lean, VA

March 22, 2001